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                                                                 Exhibit 10.18

       Contract on the Transfer of Shanghai State-owned Land Use Right

        Shanghai Songjiang Fang Di (2000) Transfer Contract Zi No.114






      Shanghai Songjiang District Building and Land Administrative Bureau

                               December 28, 2000

       Contract on the Transfer of Shanghai State-owned Land Use Right

Transferor: Shanghai Songjiang District Building and Land Administrative Bureau Legal representative: Fang Wu
(Hereinafter referred to as Party A)

Transferee: OmniView Technology International Ltd.
Legal representative: Xiao Ying Hong
(Hereinafter referred to as Party B)

Under the precondition of observing the Administrative Rules of the People's Republic of China on Urban Real Estate (hereinafter referred to as Administrative Rules), Provisional Regulations of the People's Republic of China on the Assignment and Transfer of State-owned Land Use Right in Cities and Towns (hereinafter referred to as Regulation), Measures on the Transfer of Land Use Right in Shanghai (hereinafter referred to as Measures), and the relevant national and local laws and regulations by both parties, the contract is concluded as follows:

Article 1 Party A transfers the Songkai land block No. III-11 located in Shanghai Songjiang Industrial Zone in its present conditions, which covers the total area of 41,564 m/2/. The area, location and bounds are indicated in the diagram attached to the contract, and the diagram has been confirmed by signatures of both party A and party B.

Party B obtains the land use right of the above land block for 50 years at the transfer fee for land use right (hereinafter referred to as transfer fee) of USD 831,280 (Eight Hundred and Thirty-one Thousand Two Hundred and Eighty United States Dollars).

Party B shall, within the land use term, pay the land use fee of RMB 1 yuan/m/2/ to party A every year.

Article 2 Party B shall, within 10 days from the date of signing the contract, i.e. by January 7, 2001, make the payment of USD 80,000 (Eighty Thousand United States Dollars) to party A as the deposit for ensuring the actual execution of the contract. The said deposit constitutes part of the transfer fee.

Party B shall, within 60 days from the date of signing the contract, pay off the remaining sum of the transfer fee USD 751, 280 (Seven Hundred and Fifty-one Thousand Two Hundred and Eighty United States Dollars).

Article 3 Should party B fail to pay the transfer fee (including deposit, the same below) as scheduled, party A enjoys the right to terminate the contract, and may demand compensation for breach of contract; Party B has no right to demand return of the transfer fee paid. If party B intends to defer payment of the transfer fee, it shall make the written application prior to the payment deadline as set forth in the contract. After approval by party A, the overdue fine of 3% for breach of contract shall be charged per day.

Article 4 After party A receives all the transfer fees, and issues the relevant receipt, party B shall, within 7 days, apply to Shanghai Real Estate Registry Office for the primary registration of land use right, and Shanghai Real Estate Registry Office shall, within 30 days from the date of accepting the application, issue the Shanghai Real Property Right Certificate to party B.

In case party B fails to pay the fees as specified in the Agreement on Construction of Complete Municipal Facilities as signed with Shanghai Songjiang Export Processing Zone Administrative Committee, party A has the right to terminate the contract, and the transfer fees paid shall not be returned.

Article 5 The document Shanghai Songjiang District Songkai Land Block No. III-11 State-owned Land Use Conditions (hereinafter referred to as Land Use Conditions)
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attached to the contract constitutes part of the contract, and enjoys equal legal effect with the contract.

Article 6 For the land with the use right transferred, its ownership still belongs to the People's Republic of China. The state and government enjoys judicial jurisdiction, administrative power and other powers as endowed by law, as well as the rights and interests necessary for the public interest.

Article 7 Shanghai Municipal People's Government reserves the urban planning and design right for the land block. When the buildings constructed on the land block according to the Land Use Conditions need reconstruction within the land use term, or the application for the renewal of land use term is made after the previous term expires, it shall be handled according to the plan effective at the time, and the government shall hold no liability for damages with regard to the effect brought to party B due to the change of plan.

Article 8 If party B requires to change the Land Use Conditions, it shall get the approval of party A, and sign a supplementary contract, make up a deficiency in transfer fee, and carry out the re-registration of the real estate.

Article 9 Within the land use term, party A enjoys the right by law to conduct supervision and examination over the exploitation & utilization, transfer, lease, mortgage and termination of the land use right for the land block transferred.

Article 10 In case party A infringes upon the transfer contract , party B enjoys the right to demand damages for the breach of contract.

In case party B infringes upon the transfer contract, party A enjoys the right to request party B to make corrections within the specified period, and may, according to the seriousness of the case, impose punishment of warning, fine, and even taking back the use right for part or all of the land, as well as the buildings and attachments for free.

Article 11 Only after more than 25% of the total sum for the development and investment of building construction project (exclusive of transfer fee, project expenses at earlier stages, and relocation compensation ) is accomplished on the transferred land block under the contract, may the land use right be transferred according to law. When the land use right is transferred by law, the succeeding land user shall bear all the rights and obligations of party B.

The transferee and the investment proportion of the transferee shall not be changed unless party B meets the provisions of the preceding paragraph in this article. After signing the contract, party B may, after approval by the relevant department, establish a company which is involved in the development and construction of the project on the land block according to the related regulations, and may, in the name of the company, carry out the formalities of obtaining or changing the real property right certificate, and registering real estate.

Article 12 When the land use right undergoes transfer, lease, mortgage and inheritance by law, all the economic contracts, drawings, certificates, and the documents that shall be registered according to the parties' opinion, relating to the corresponding change of the property right of the buildings and attachments on the land block, shall be subject to registration as prescribed in law.

Article 13 In case disagreements arise in the enforcement of the contract, party A and party B may settle it through negotiations; or the parties concerned may bring the lawsuit to the court where the place of signing the contract is located.
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Article 14  The term of validity of the contract extends from the date that party A and party B signs the contract till the date of expiry of the land use term as specified in the Shanghai Real Property Right Certificate of the land block issued by Shanghai Building and Land Administrative Bureau.

Article 15 This contract and the attached document Land Use Conditions are of 8 pages in total, and are written in Chinese.

This contract shall not be altered.

The original of the contract is made in duplicate, with party A and party B holding one each, and the two originals of the contract are of equal effect.
Article 16 The contract is officially signed in Shanghai, the People's Republic of China on December 28, 2000.



Party A:   Shanghai Songjiang District                 Party B:   OmniView Technology
           Building and Land Administrative                       International Ltd.
           Bureau

Legal Representative or                                Legal Representative or
Entrusted Representative:                              Entrusted Representative:

Legal Address:     30, Guyang Rd. (N),                 Contact Address:     81, Rongle Rd. (E),
                   Songjiang District,                                      Songjiang Industrial
                   Shanghai                                                 Zone

Tel: 57820063                                          Contact Tel: 62812222

Fax: 57820906                                          Fax: 62812222

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            Shanghai Songjiang District Songkai Land Block III-11

                       State-owned Land Use Conditions

The state-owned land use conditions for Songkai land block III-11 located in Shanghai Songjiang Industrial Zone (hereinafter referred to as Land Use Conditions) are stipulated as follows:

1.    Land Use Requirements:

1.1   Purpose of land: Class one industrial land.

1.2   Land use term: 50 years.

1.3   Construction density: not greater than 40%.

1.4 Capacity rate of construction: not greater than 10,000 m2/hectare (The total construction area shall not exceed 41,564 m2).

1.5 Coverage rate of green area: not lower than 35%, of which the concentrated green area shall not be lower than 15% of the total land area.

1.6 Garage: The parking berth shall be established for motor vehicles and bicycles according to Shanghai Parking Area (Garage) Establishment Standard.

1.7 The other planning parameters concerned shall be based on the planning document approved.

1.8 The buildings within the land block shall meet the requirements of the Technical Regulations on Shanghai Urban Planning and Administration.

1.9 The buildings on the land block transferred shall be constructed strictly according to the above regulations and the project design drawings approved. Party B shall, within 10 days prior to the start of the construction, submit a set of project design drawings to party A for examination.

1.10 After the construction of the buildings on the land block transferred is completed, party B shall notify party A to participate in the examination and acceptance of the work.

1.11 When the land use right is recalled after the term expires, the land user shall, on the date of expiry, carry out the formalities of returning the land to party A.

1.12 If the land user intends to renew the land use term, it shall apply to party A one year prior to the date of expiry. After being approved for renewal, party B shall carry out the formalities for the transfer of land use right again.

2.   Urban Construction and Administration Requirements

2.1 When it is related to the urban construction and administration such as green area, the appearance of the city, environmental protection and hygiene, fire protection and safety, traffic control, and design and construction, party B shall abide by the relevant regulations of the country and Shanghai.

2.2 Party B shall allow the various pipes and pipelines laid by the government for the purpose of public utilities to pass through the land block transferred. If the buildings or other attachments on the land block transferred are damaged due to the above operations, party B may demand damages from the competent authorities according to law.

2.3 Party B shall guarantee the smooth entrance into the land block by the government administrative, public security, fire control and first-aid personnel, as well as the emergency appliances and vehicles involved in emergency rescue or official business.

2.4 If the activities that party B conducts on the land block transferred damages or destroys the surroundings and facilities, and brings loss to the state or individual, party B shall hold liability for damages.

3.  Construction and Administration Requirements:

3.1 When party B fulfills the formalities for land transfer according to the Agreement on the Construction of Complete Municipal Facilities as signed with Shanghai Songjiang Export Processing Zone Administrative Committee, it shall start construction and development of the land block as soon as possible, and complete the construction by June 30, 2003.

3.2 Should party B fail to complete the construction by the deadline as specified in clause 3.1, it shall, at the latest 6 months prior to the date of expiry of the construction term, apply to party A for extension of construction term with sufficient reasons, and the extended term shall not exceed one year.

Apart from being approved by party A, starting from the expiry date of the construction term as set forth in clause 3.1, till the date of completion of the construction work specified, if the construction term is exceeded by less than 6 months, 1% of the total transfer fee shall be fined; if it is exceeded by more than 6 months and less than 1 year, 3% of the total transfer fee shall be fined; if it is exceeded by more than 1 year and less than 2 years, 7% of the total transfer fee shall be fined; if the construction is not completed more than 2 years on top of the construction term, party A shall take back the land use right of the land block, as well as all the buildings or other attachments on the land block for free.

3.3 Party B shall not occupy the land beyond the range of the land block transferred with any reason without authorization. If it is necessary for temporary occupation, party B shall get the approval of the relevant department, and go through the procedures for examination and approval of the temporary land use as specified, and pay the fees incurred herein. Otherwise, it shall be dealt with as illegal occupation of land.

4.  Marking and Boundary Post Establishment :

4.1 Party A shall establish boundary posts at the inflection points of the land block based on the red-line diagram of the land which is marked with coordinates. Party B shall adopt effective protective measures with regard to the boundary posts established by party A, to ensure that the above boundary posts are not moved or damaged. If the above boundary posts are moved or damaged within the land use term, party B shall promptly submit a written report to party A, and apply for re-measurement and re-establishment of boundary posts.
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4.2  Party B shall be responsible for paying all the expenses incurred in the re-measurement and re-establishment of boundary posts due to their missing, damage and removal.

5.  Requirements for Municipal Facilities and Removal of Buildings:

5.1 Party B shall be responsible for the affairs involved in the construction of basic municipal facilities for the land block and the related expenses.

5.2 Party B shall accomplish the removal of the existing buildings on the land block transferred, and bear the expenses incurred herein according to the Detailed Rules of Implementation on the Management of Removal of Urban Buildings in Shanghai, and the Measures of Implementation.

5.3 When undertaking construction within the land block, party B shall fulfill the application formalities with regard to the connection of the water, electricity, gas facilities, sewage and rain water discharge facilities and other facilities with the main pipelines for the main road beyond the land block, and pay the fees incurred herein.

5.4 Party B or the project construction unit entrusted shall timely repair the damage done to the open drain, waterway, cable, other pipeline facilities and buildings in the neighboring areas due to construction, or undertake reconstruction, and bear the fees incurred herein.

5.5 Party B shall, within the land use term, give proper protection to the municipal facilities within the land block, shall not do damage to it, otherwise, it shall bear all the expenses involved in the repair work.

6  Requirements for the Transfer, Lease and Mortgage of Land Use Right

6.1 When the construction meets the stipulations of Article 11 in this contract, the land use right may be transferred together with the buildings on the land block according to law, and taxes shall be paid according to the Taxation Law of the People's Republic of China.

6.2 When the land use right is transferred by law, it shall be based on the land block specified in the Transfer Contract as a unit, and shall not be divided for transfer.

6.3 If the Transfer Contract and the Land Use Conditions are not observed in the investment, development and utilization of the land, the land use right of the land block shall not be transferred or leased.

6.4 The land use right of the land block can be mortgaged, however, prior to the completion of the construction of buildings, the mortgage loans must be used in the development and construction of the land block. After the construction project as specified in clause 3.1 of the Land Use Conditions is completed, when the land use right is mortgaged, the buildings and attachments on the land block shall be mortgaged together with it. The interests of the mortgager and mortgagee are protected by the Provisional Regulations of Shanghai for Administration on Mortgage Loans in Foreign Exchange and the Provisional Regulations of Shanghai for Administration on Mortgage Loans in Renminbi.

6.5 The sale, lease, gift or inheritance of buildings by floor (by suite) is not restricted by clause 6.2, however, it shall be handled according to the Measures, Measures of

Implementation, and the rules of Shanghai Building and Land Administrative
Bureau.

Prior to the sale of the buildings by floor (by suite), party B shall draft the plan and contract concerning the future use, management and maintenance of the related buildings, and apply to party A for checking the proportion of land use right corresponding to the floors (suites) of the buildings.

6.6 The companies, enterprises, other organizations and individuals within and outside the territory of the people's Republic of China may, unless otherwise specified in law, become the transferee of the buildings on the land block and the related land use right.

6.7 When the buildings are leased, the lessor and lessee shall sign the lease contract, making clear the lease relations, and the respective rights and obligations, and be subject to the management by the relevant government departments.

The lease contract shall be registered and filed with Shanghai Real Estate Registry Office.

7. Requirements for Conservation, Maintenance, Renovation and Reconstruction of Buildings

7.1 Party B shall, within the land use term, guarantee that all the buildings constructed and to be constructed on the land block, and the related facilities shall be in the sound, and practically operable conditions, and shall bear all the expenses incurred herein.

7.2 Within the land use term, party B shall not, without the approval by party A, demolish, renovate, or reconstruct the public facilities and buildings on the land block.